EXHIBIT 10.1

                          CONSULTING SERVICES AGREEMENT

          This Consulting Services Agreement dated June 7, 1996 effective December 19, 1995 ("Agreement") is by and between , WESTMARK GROUP HOLDINGS, INC., a Colorado corporation ("Company") and BRADLEY RAY, an individual ("Consultant").

                                   WITNESSETH:

          WHEREAS, the Company is in the mortgage lending business; and

          WHEREAS, Consultant desires to provide certain consulting services to the Company; and

          WHEREAS, the Company and Consultant desire to set forth in writing the terms and conditions of their agreement and understanding concerning a three year consulting arrangement; and

          WHEREAS, Consultant has performed services for the Company for which he was paid $2,903 in 1995, and $7,500 per month from January 1, 1996 to date, and

          WHEREAS, the Company and Consultant wish to amend the terms of payment,

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the parties hereto agree as follows:

          1. ENGAGEMENT. Subject to the terms and provisions of this Agreement, the Company hereby engages Consultant, as an independent contractor, to provide consulting services ("Services") as set forth in Section 2 below. Consultant hereby accepts such engagement and shall, during the term of this Agreement, perform the Services as herein provided.

          2. SERVICES. Subject to the terms and conditions of this Agreement, the term "Services" shall mean providing certain consulting services to the Company as may be mutually agreed upon by the parties. Such services are outlined in SCHEDULE "A" attached hereto. Consultant agrees to provide such Services on a non-exclusive basis and as an independent contractor and not as an employee of the Company. Nothing in this Agreement shall be construed to prevent Consultant from performing services on behalf of himself or any person or entity.

          3. COMPENSATION. For the Services performed by Consultant for the Company, the Company will pay $7,500 per month through November 1998. The parties have agreed that the Company shall pay Consultant in full the discounted amount owed which is $130,200 by issuing to Consultant 150,000 shares of common stock of the Company pursuant to a S-8 Registration Statement. The discounted value reflects a 30% discount based on the illiquid market for the Company Common Stock. The Consultant agrees to provide the Company 24 hours advance written notice prior to an attempted sale of shares of Common Stock to be issued hereunder and the Company will have the right of first refusal for a period of 24 hours to purchase from Consultant such shares at the then market value.

          4. STATUS REPORTS. For the term of this Agreement, at the Company's written request, Consultant shall prepare and submit to the Company a written status report describing the status of any and all projects for which Consultant has provided Services.

          5. TERM. The term of this Agreement shall commence on the date hereof and shall continue in full force and effect for a period of three years from December 19, 1995.

          6. AUTHORITY. Consultant understands and agrees that under the terms and provisions of this Agreement, Consultant is not an employee, representative or agent of the Company or any of its affiliates and therefore has no power or authority whatsoever to act on behalf of, or bind the Company or any of its affiliates, with respect to any matter or contract. Furthermore, this Agreement does not create and shall not be construed to create any joint venture or partnership relationship between the parties. No officer, employee, agent or independent contractor of either party or their respective affiliates shall be deemed at any time to be an employee, servant, agent or contractor of the other for any purpose whatsoever.

          7. CONFIDENTIALITY. In the course of the performance of Consultant's duties hereunder, Consultant recognizes and acknowledges that Consultant may have access to certain confidential and proprietary information of the Company or any of its affiliates. Without the prior written consent of the Company, Consultant shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Consultant's own behalf or on behalf of any other party. Consultant agrees and affirms that all such information is the sole property of the Company and that at the termination and/or expiration of this Agreement, at the Company's written request, Consultant shall promptly return to the Company any and all such information so requested by the Company.

                  The provisions of this Section 7 shall not, however, prohibit Consultant from disclosing to others or using in any manner information that:

                  (a) has been published or has become part of the public domain other than by acts, omissions or fault of Consultant;

                  (b) has been furnished or made known to Consultant by third parties

                                        2

          (other than those acting directly or indirectly for or on behalf of Consultant) as a matter of legal right without restriction on its use or disclosure;

                  (c) was in the possession of Consultant prior to obtaining such information from the Company in connection with the performance of this Agreement; or

                  (d) is required to be disclosed by law.

          8.      MISCELLANEOUS.

                  (a) ASSIGNMENT. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned or transferred by either party, nor shall any interest herein be assigned, transferred, pledged or hypothecated by either party without the prior written consent of the other party.

                  (b) APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

                  (c) ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                   WESTMARK GROUP HOLDINGS, INC.

                                   By________________________________________
                                     Norman J. Birmingham, President


                                   CONSULTANT


                                     ________________________________________
                                     Bradley Ray

                                        3

                                  SCHEDULE "A"

          "Services" include, but are not limited to, the following:

          1. Advising the Company upon potential leasing opportunities, secure mortgage credit, warehouse lines of credit, computer and other equipment leasing, office rentals and other related opportunities.

          2. Perform preliminary analysis on potential merger and acquisition candidates.

          3. Providing any other services as shall be mutually agreed upon by Consultant and Company.